UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

T2 Biosystems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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T2 Biosystems, Inc.

101 Hartwell Ave.

Lexington, MA 02421

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2022 Annual Meeting (the “Annual Meeting”) of Stockholders of T2 Biosystems, Inc. (the “Company”) will be held on Tuesday, October 11, 2022, at 9 a.m, Eastern time. This year’s Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast on the Internet, providing a consistent experience to all shareholders regardless of location. You will be able to attend the meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTOO2022. There will not be a physical meeting, and you will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying proxy statement.

The Annual Meeting will be held for the following purposes:

1.

To approve an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a reverse split ratio ranging from any whole number between and including 1-for-10 and 1-for-50, with the exact ratio within such range to be determined at the discretion of the Board of Directors, subject to the Board of Directors’ authority to abandon the amendment.

2.

To elect three (3) directors, Ninfa Saunders, Thierry Bernard and John Sperzel, to serve as Class II directors until the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal;

3.	To ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1; and

5.	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

The proposal for the election of the directors relates solely to the election of the Class II directors nominated by the Board of Directors.

On August 15, 2022, we announced an issuance of Series A Preferred Stock with multiple votes per share, with the intent of increasing the likelihood of receiving sufficient votes at the Annual Meeting to approve Proposal 1. Please note that the holders of this Series A Convertible Preferred Stock may only vote on Proposals 1 and 4 and their votes may only be cast in direct proportion to the final votes cast by the holders of the Common Stock. As described in the accompanying proxy statement, the Series A Convertible Preferred Stock only serves to amplify the Common Stock voted in favor of the reverse stock split proposal.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K. The Internet Notice contains instructions on how to access the proxy materials and to cast your vote via the Internet. The Internet Notice also contains instructions on how to request a paper copy of our proxy materials and our 2022 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Only T2 Biosystems, Inc. stockholders of record at the close of business on August [●], 2022 (the “Record Date”) will be entitled to notice of and vote at the meeting and any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to ir@t2biosystems.com, stating the purpose of the request and providing proof of ownership of our stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Internet Notice or on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

Your vote is important. Whether or not you are able to participate in the Annual Meeting online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy by telephone, via the Internet at the address listed on the Internet Notice or proxy card or, if you received paper copies of these materials, by signing, dating and returning the proxy card, which requires no postage if mailed in the United States. Note that in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via the Internet or telephone.

By Order of the Board of Directors,

Michael Gibbs General Counsel and Corporate Secretary

Lexington, Massachusetts

August [    ], 2022

T2 BIOSYSTEMS, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors (the “Board of Directors” or “Board”) has made this Proxy Statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the Board of Directors’ solicitation of proxies for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”), and any adjournment of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting. This Proxy Statement and related materials will be released on or about August [●], 2022 to our stockholders on the Record Date.

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin by August [●], 2022.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON October 11, 2022: This proxy statement, the accompanying proxy card or voting instruction card and our 2022 Annual Report on Form 10-K are available at http://www.proxyvote.com.

In this Proxy Statement, the terms, the “Company,” “T2 Biosystems,” “we,” “us,” and “our” refer to T2 Biosystems, Inc. and our wholly-owned subsidiary. The mailing address of our principal executive offices is T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421.

How to Attend the Virtual Annual Meeting

You may attend the Annual Meeting online only if you are a T2 Biosystems’ stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be a completely virtual meeting and is scheduled to be held on October 11, 2022 at 9:00 a.m., Eastern time, via live webcast through the following link: www.virtualshareholdermeeting.com/TTOO2022. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials, on your proxy card (if applicable) or on the instructions that accompanied your proxy materials. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TTOO2022 and using our 16-digit control number. If you are not a stockholder of record but hold shares as a beneficial owner in “street name”, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will be not able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m., Eastern time. We encourage you to access the meeting 15 minutes prior to the start time to allow ample time for check-in procedures.

Reasons for Virtual Annual Meeting

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any technical difficulties with the virtual meeting platform on the meeting date, please call the technical support number to be provided on the website portal used to access the virtual meeting.

Question and Answer Session

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How to Attend the Virtual Meeting” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How to Attend the Virtual Meeting”.

Stockholders Entitled to Vote; Record Date

As of the close of business on August [●], 2022, the record date for determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), [                ] shares of our Common Stock, par value $0.001 per share (the “Common Stock”), and 3,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) were outstanding and entitled to vote at the Annual Meeting.

Voting Rights

Only holders of our Common Stock and Series A Preferred Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. Each share of our Common Stock is entitled to one vote on all matters to be voted on at the Annual Meeting and stockholders cannot cumulate votes. Each share of Series A Preferred Stock is entitled to 1,000,000 votes with respect to both Proposal 1 and Proposal 4; however, holders of the Series A Preferred Stock are not be entitled to vote on any other proposal or matter brought before the Annual Meeting.

Quorum

Our By-laws provide that the holders of (i) at least one-third in voting power of the capital stock issued and outstanding and entitled to vote on one or more matters to be voted on at the meeting, and (ii) at least one-third in voting power of the Common Stock issued and outstanding and entitled to vote, via live webcast or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Under the General Corporation Law of the State of Delaware (the “DGCL”), shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

Under our By-laws, any proposal other than an election of directors, is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Certificate of Incorporation or By-laws, as described in more detail under each proposal below. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have the effect of votes in opposition to such proposals.

Under our By-laws, directors are elected by a plurality of the votes cast by the stockholders entitled to vote on the matter, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected.

For Proposal 1, to adopt and approve the reverse stock split proposal, and Proposal 4 to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1, the affirmative vote of holders of record of a majority of the combined voting power of the shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote on the proposal, voting together and counted as a single class, will be required.

Broker Non-Votes

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not give instructions to your brokerage firm, the brokerage firm will only be able to vote your shares with respect to certain “routine” matters, but will not be allowed to vote your shares with respect to “non-routine” matters. Each of the Proposals 1, 3, and 4 is considered a “routine” matter. However, broker non-votes may arise if the broker does not receive your voting instructions and chooses not to exercise its discretionary authority with respect to such matter.

Broker non-votes, to the extent applicable, will have the effect of votes against Proposals 1 and 4.

Proposal 2 is considered a “non-routine” item. If you do not instruct your brokerage firm how to vote with respect to this proposal, your broker may not vote, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of Proposal 2 or Proposal 3.

Abstentions

An abstention occurs when a stockholder represented at the meeting in person or by proxy makes the affirmative choice not to vote for or against a matter. Abstentions count as votes “AGAINST” in determining the number of shares of Common Stock voted for or against Proposals 1 and 4.

The votes of the Series A Preferred Stock on Proposals 1 and 4 will mirror the votes cast by holders of Common Stock, without giving effect to abstentions or broker non-votes by holders of Common Stock. Because the voting standard for Proposals 1 and 4 is a majority of the combined voting power of the shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote on the proposal, voting together and counted as a single class, abstentions and broker non-votes will, in one sense, have the effect of a vote “AGAINST” the proposal. However, because the Series A Preferred Stock has 1,000,000 votes per share on the reverse split proposal (or a total of 3,000,000,000 votes), and such votes must be counted by us in the same proportion as the aggregate shares of Common Stock voted on the reverse split proposal without giving effect to broker non-votes or abstentions, the failure of a share of Common Stock to be voted on Proposal 1 will effectively have no impact on the outcome of the vote. For example, if 60 million shares of Common Stock voted for Proposal 1 and 40 million shares of Common Stock voted against Proposal 1, without the Series A Preferred Stock, the proposal would not be approved even though a significant majority of the shares of Common Stock that voted at the Annual Meeting approved the proposal because 60 million is less than a majority of the shares of Common Stock outstanding and entitled to vote at the meeting. However, when the Series A Preferred Stock is voted in the same proportion as the Common Stock (60/40), the combined votes “FOR” the proposal would represent approximately 60% of the shares issued and outstanding and entitled to vote on the matter and the proposal would be approved.

Voting

Electronically At the Meeting

This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website at the time of the Annual Meeting: www.virtualshareholdermeeting.com/TTOO2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting online, the Company recommends that you vote your shares as promptly as possible and in advance over the Internet (www.proxyvote.com) or telephone (1-800-579-1639) so that your vote will be counted if you later decide not to attend the Annual Meeting. In light of possible disruptions in mail service related to the ongoing outbreak of COVID-19, we encourage stockholders to submit their proxy via the Internet or telephone.

By Proxy

If you do not wish to vote at the Annual Meeting or will not be participating in the online meeting, you may vote by proxy. You can vote by proxy over the Internet (www.proxyvote.com) or telephone (1-800-579-1639) and by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on October 10, 2022. If you complete and submit your proxy before the meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail, over the Internet or via telephone before the Annual Meeting or (2) electronically attending the Annual Meeting and voting (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to our principal executive offices at T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, MA 02421, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote, or you may vote at the Annual Meeting by following the procedures described above.

Expenses of Solicitation

T2 Biosystems is making this solicitation and will pay the entire cost of preparing and distributing the Notice and these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and Mackenzie Partners to assist us with the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

To approve an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a reverse split ratio ranging from any whole number between and including 1-for-10 and 1-for-50, with the exact ratio within such range to be determined at the discretion of the Board of Directors,  subject to the Board of Directors’ authority to abandon the amendment.

OVERVIEW OF PROPOSALS

This Proxy Statement contains four proposals requiring stockholder action. Proposal 1 requests the approval of an amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a reverse split ratio ranging from any whole number between and including 1-for-10 and 1-for-50, with the exact ratio within such range to be determined at the discretion of the Board of Directors, subject to the Board of Directors’ authority to abandon such amendment. Proposal 2 requests the election of three directors to the Board of Directors. Proposal 3 requests ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Proposal 4 requests approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve Proposal 1. The proposals are discussed in more detail in the pages that follow.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Our Board of Directors has adopted resolutions approving, and is recommending that our stockholders approve, an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our Common

Stock at a ratio ranging from any whole number between and including 1-for-10 and 1-for-50, with the exact ratio within such range to be determined at the discretion of the Board of Directors, subject to the Board of Directors’ authority to determine when to file the amendment and to abandon such amendment notwithstanding prior stockholder approval of such amendment. Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve an amendment to our Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares of Common Stock between and including ten (10) and fifty (50), inclusive, would be combined into one share of Common Stock, and authorize our Board of Directors to file only one such amendment with the Secretary of State of the State of Delaware, as determined by our Board of Directors in the manner described herein. Our Board of Directors believes that stockholder approval of an amendment granting our Board of Directors this discretion, rather than approval of a specified reverse stock split ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders.

The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board may also elect not to effect any reverse stock split. The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including the then prevailing market conditions, the historical, existing and expected trading price of our Common Stock, the anticipated impact of the reverse stock split on the trading price and trading volume of our Common Stock and our market capitalization, and the continued listing requirements of The Nasdaq Capital Market. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders.

The proposed amendment will not reduce the number of authorized shares of our Common Stock (which will remain at 400,000,000) or preferred stock (which will remain at 10,000,000). Because the reverse stock split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-10 to 1-for-50, as determined by the Board of Directors, the amendment would result in a relative increase in the number of authorized and unissued shares of our Common Stock. For more information on the relative increase in the number of authorized shares of our Common Stock, see “Effect of the Amendment on the Number of Authorized Shares of our Common Stock”.

Purpose and Background of the Reverse Stock Split

On August 11, 2022, the Board of Directors approved the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split for the following reasons:

•

The Board of Directors believes that the reverse stock split is our best means of ensuring compliance with the $1.00 per share of Common Stock minimum bid price requirement for continued listing on The Nasdaq Capital Market and avoid delisting;

•

The Board of Directors believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and

•

The Board of Directors believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the Nasdaq Capital Market, regardless of size of our overall market capitalization.

Nasdaq Requirements for Continued Listing

Our Common Stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “TTOO.” One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00.

As previously disclosed, on November 5, 2021, the Company received written notice from The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Market as a result of the closing bid price of the our Common Stock being below $1.00 per share for 30 consecutive business days (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had initially been provided 180 calendar days, or until May 4, 2022, to regain compliance with Nasdaq Listing Rule 5450(a)(1). On May 5, 2022, the Company received written notice from the Nasdaq indicating that the Company had failed to maintain compliance with the Bid Price Rule. The Company appealed that determination pursuant to procedures set forth in the Nasdaq rules and requested to transfer the Company’s shares of Common Stock from The Nasdaq Global Market to The Nasdaq Capital Market. The Company’s appeal was heard by a Nasdaq Hearings Panel (the “Panel”) on June 2, 2022. On June 9, 2022, the Company received a letter from the Nasdaq notifying the Company that the Nasdaq had granted the Company’s request to be transferred, effective at the open of trading on June 13, 2022, to The Nasdaq Capital Market and the Company’s request for an exception to the Bid Price Rule until November 1, 2022. To regain compliance, the closing bid price of the Company’s Common Stock is required to be at least $1.00 per share for a minimum of 10 consecutive business days.

The Board of Directors believes that effecting a reverse stock split may be the best means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with the Bid Price Rule for continued listing on The Nasdaq Capital Market. The Board of Directors believes that continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings.

In light of the factors mentioned above, our Board of Directors unanimously approved the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split as a potential means of increasing and maintaining the price of our Common Stock to above $1.00 per share in order to maintain compliance with the Nasdaq listing requirements.

Potential Increased Investor Interest

In approving the proposed amendment to our Restated Certificate of Incorporation, the Board of Directors considered that our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

•

The market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding immediately before the reverse stock split;

•

The reverse stock split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company;

•	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•

The market price per share of our Common Stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price of a share of our Common Stock after the reverse stock split will be ten (10) to fifty (50) times, as applicable, the price for a share of our Common Stock immediately prior to the reverse stock split. Furthermore, even if the market price of our Common Stock does rise following the reverse stock split, we cannot assure you that the market price of our Common Stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our Common Stock.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our Common Stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our Common Stock does not increase as a result of the reverse stock split.

Even if the reverse stock split is effected, we may not be able to satisfy all of the other requirements for continued listing of our Common Stock on The Nasdaq Capital Market or other stock exchange. As discussed above, the Board approved the reverse stock split proposal and is submitting it for approval by the stockholders with the primary intent of increasing the market price and minimum bid prices of our Common Stock to regain and maintain compliance with the listing requirements of The Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. However, continued listing on such exchange requires compliance with a variety of other qualitative and quantitative listing standards. Even if we effect the Reverse Stock Split, we may not be able to satisfy or maintain listing requirements on The Nasdaq Capital Market or any other stock exchange. We cannot provide any assurances that we will be able to maintain a listing of the Common Stock on The Nasdaq Capital Market or any other stock exchange.

Principal Effects of the Reverse Stock Split

If the stockholders approve this proposal and the Board of Directors implements the reverse stock split, we will amend and restate the first sentence of Article Fourth of our Restated Certificate of Incorporation relating to our authorized capital, in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[*] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [*] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of capital stock which the Corporation shall have authority to issue is 410,000,000 shares consisting of (a) 400,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”) and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

* By approving this amendment, stockholders will approve the combination of any whole number of shares of Common Stock between and including ten (10) and fifty (50) into one (1) share of Common Stock. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors will not implement any amendment providing for a different reverse stock split ratio.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of Common Stock and the reverse stock split ratio will be the same for all issued and outstanding shares of Common Stock. The reverse stock split will affect all of our Common Stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Following the effectiveness of any reverse stock split approved by the stockholders and implementation by the Board of Directors, current stockholders will hold fewer shares of Common Stock, with such number of shares dependent on the specific ratio of the reverse stock split. For example, if the Board approves a 1-for-10 reverse stock split, a stockholder owning a “round-lot” of 100 shares of Common Stock prior to the reverse stock split will hold 10 shares of Common Stock following the reverse stock split. THE HIGHER THE REVERSE SPLIT RATIO (1-FOR-50 BEING HIGHER THAN 1-FOR-10, FOR EXAMPLE), THE GREATER THE REDUCTION IN THE NUMBER OFSHARES EACH EXISTING STOCKHOLDER, AFTER THE REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding whether to implement the reverse stock split and the specific reverse stock split ratio to be used, the Board of Directors will consider, among other things: (i) the market price of the Common Stock at the time of the reverse stock split; (ii) the number of shares that will be outstanding after the reverse stock split; (iii) the expected number of stockholders following the reverse stock split; (iv) the stockholders’ equity at such time; (v) the shares of Common Stock available for issuance in the future; and (vi) the liquidity of the Common Stock in the market and the improved liquidity that may result. The Board of Directors maintains the right to abandon the proposed amendment to our Restated Certificate of Incorporation if it determines, in its sole discretion, that we will be able to satisfy the listing requirements of Nasdaq without implementing the reverse stock split or if the proposed amendment to our Restated Certificate of Incorporation is otherwise no longer in the best interests of the Company.

Effect of the Amendment on the Number of Authorized Shares of our Common Stock

Whether or not the proposed amendment to our Restated Certificate of Incorporation is approved by the Company’s stockholders, and if the Board of Directors authorizes the Company to file any such amendment with the Secretary of State of the State of Delaware, on the filing of the certificate of amendment to our Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), the number of authorized shares of our Common Stock will remain 400,000,000. Because the reverse stock split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-10 to 1-for-50, as determined by the Board of Directors, the proposed amendment would result in a relative increase in the number of authorized and unissued shares of our Common Stock. The purpose of the relative increase in the amount of authorized and unissued shares of our Common Stock is to allow our Company the ability to issue additional shares of Common Stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of Common Stock each time such an action is contemplated. If the proposed amendment to the Restated Certificate of Incorporation is approved, all or any of the authorized and unissued shares of Common Stock may be issued in the future for such corporate purposes and such consideration as the Board of Directors deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share. Except pursuant to our Company’s employee and director stock plans, outstanding warrants, Sales Agreement for at-the-market offerings with Canaccord, and the terms of the Series A Preferred Stock, our Company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct equity offerings in the future.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effects of the Amendment on our Common Stock

After the Effective Time of the amendment to our Restated Certificate of Incorporation, each stockholder will own fewer shares of our Common Stock as a result of the reverse stock split ratio chosen by the Board of Directors. Because the reverse stock split will decrease the number of outstanding shares of our Common Stock, the proposed amendment will result in a relative increase in the number of authorized and unissued shares of our Common Stock.

All outstanding options, nonvested restricted stock units and warrants to purchase shares of our Common Stock, including any held by our officers and directors, would be adjusted proportionally as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be proportionally reduced, and the exercise price per share, if applicable, would be proportionally increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split at certain of the proposed reverse stock split ratios. The number of shares disclosed in the column “Number of shares of Common Stock before reverse stock split” reflects the number of shares as of August 9, 2022. The number of shares disclosed in the columns “Estimated number of shares of Common Stock after reverse stock split” gives effect to the reverse stock split under certain possible split ratios as of August 9, 2022, but without giving effect to the treatment of fractional shares.

	Number of shares of common stock as of August 9, 2022	Estimated number of shares of Common Stock after reverse stock split (3) Ratio of Reverse Stock Split:
		1:10	1:20	1:30	1:40	1:50
Authorized	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
Issued and Outstanding	337,542,728	33,754,272	16,877,136	11,251,424	8,438,568	6,750,854
Issuable under Outstanding Warrants	1,097,249	109,724	54,862	36,574	27,431	21,944
Issuable under Outstanding Stock Options	10,005,135	1,000,513	500,256	333,504	250,128	200,102
Issuable under Non-vested Restricted Stock Units	11,303,655	1,130,365	565,182	376,788	282,591	226,073
Reserved for Issuance (1)	7,893,085	789,308	394,654	263,102	197,327	157,861
Authorized but Unissued (2)	32,158,148	363,215,818	381,607,910	387,738,608	390,803,955	392,643,166

(1)	Shares reserved for future issuance under the Company’s existing equity incentive plans, excluding shares issuable under outstanding stock options and non-vested restricted stock units.
(2)

Shares authorized but unissued represent shares available for future issuance beyond shares outstanding as of August 9, 2022 and shares issuable under outstanding warrants, stock options and non-vested restricted stock units.

(3)	The shares presented are an estimate as we do not know the number of fractional shares that will be required to be paid out in cash following the reverse stock split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional interest in a share. Instead, each stockholder will be entitled to receive a cash payment equal to the fraction of which such stockholder would otherwise be entitled multiplied by the closing price per share (as adjusted to give effect to the reverse stock split) on the trading day immediately preceding the Effective Time as reported by The Nasdaq Capital Market. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the reverse stock split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional interest in a share would not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by us as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Outstanding Stock Options, Restricted Stock Units and Warrants

The Company has equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of our Common Stock. As of August 9, 2022, we had 10,005,135 outstanding stock options and 11,303,655 outstanding restricted stock units under our equity incentive plans. In addition, we have issued to certain entities affiliated with CRG Servicing, LLC warrants to purchase shares of our Common Stock (the “CRG Warrants”) and, in connection with the issuance of Series A Preferred Stock described below under “Background of the Series A Preferred Stock,” we have also issued warrants to the holder of the Series A Preferred Stock. As of August 9, 2022, we had issued and outstanding warrants to purchase up to 1,097,249 shares of our Common Stock. In the event of a reverse stock split, our Board of Directors generally has the discretion to determine the appropriate adjustment to awards granted under the equity incentive plans. Further, the terms of the warrants, including the CRG Warrants, provide for appropriate adjustments in the event of a stock split. Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the Effective Time, the number of all shares issuable upon exercise of outstanding warrants and stock options, and the applicable exercise price will be proportionately adjusted based on the reverse stock split ratio selected by our Board of Directors, subject to the terms of such options and warrants. Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes.

For example, if a 1-for-10 reverse stock split is effected, as of the record date, the aggregate number of shares issuable under the warrants, stock options and restricted stock units would be approximately 109,724, 1,000,513, and 1,130,365, respectively, representing a 10-fold decrease in the number of shares issuable under those warrants, stock options and restricted stock units. The terms of our outstanding warrants, stock options and restricted stock units do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding warrant, stock option or restricted stock unit shall be rounded up or down as provided for under the specific terms of our equity incentive plans and warrants, or in the case of certain of our warrants, upon exercise of those warrants the Company shall pay cash amounts for fractional shares that otherwise would be issued. Commensurately, the exercise price under each outstanding warrant and stock option would, except as noted above, be increased by 10 times such that upon exercise, the aggregate exercise price payable by the warrantholder or optionee to the Company would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock options and other equity-based grants will be proportionally reduced based onthe reverse stock split ratio (rounded down to the nearest share). For example, in the event of a 1-for-10 reverse stock split, as of the Record Date, 7,893,085 shares that currently remain available for issuance under our equity incentive plans would be adjusted to equal approximately 789,308 shares, subject to future potential increases pursuant to the terms of those plans.

Effect on Preferred Stock

As of the date of this Proxy Statement, except for 3,000 shares of Series A Preferred Stock, there were no issued or outstanding shares of our Preferred Stock and no outstanding options or warrants to purchase shares of our Preferred Stock. The Reverse Stock Split would not impact the number of authorized or outstanding shares of our Preferred Stock.

Background of the Series A Preferred Stock

As previously disclosed in a Periodic Report on Form 10-Q for the quarter ended June 30, 2022, on August 15, 2022, we closed a transaction pursuant to which we issued an aggregate of 3,000 shares of Series A Preferred Stock to one institutional investor and issued a warrant to purchase [●] shares of Common Stock (the “Warrant”) to the investor. The shares of Series A Preferred Stock have a stated value of $100 per share and are convertible, following the effective date of a reverse stock split, into an aggregate of approximately [                ] shares of Common Stock, subject to customary adjustments. The terms of the Series A Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”), filed with the Secretary of State of the State of Delaware.

The Certificate of Designation provides, among other things, that except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series A Preferred Stock will have no voting rights (other than the right to vote as a class on certain matters as provided in the Certificate of Designation). However, pursuant to the provisions of the Certificate of Designation, each share of Series A Preferred Stock has the right to cast 1,000,000 votes per share on this reverse stock split proposal (Proposal 1 and Proposal 4 (adjournment)), with the Series A Preferred Stock and Common Stock voting together as a single class; provided, that the votes cast by the holders of the Series A Preferred Stock must be counted by the Company and voted in the same proportion as the shares of Common Stock (excluding any shares of Common Stock that are not voted) that are voted on Proposal 1 or Proposal 4, as applicable. As an example, if the holders of 60% of the shares of Common Stock voted at the Annual Meeting are voted in favor of the reverse stock split (Proposal 1), the Company can count 60% of the votes cast by the holders of the Series A Preferred Stock as votes in favor of Proposal 1.

If Proposal 1 is approved, the shares of the Series A Preferred Stock will be eligible for redemption either at our or the investor’s option as permitted under the documents relating to the Series A Preferred Stock, and we expect that the Series A Preferred Stock would no longer be outstanding.

The Company believes that a significant number of its outstanding shares of Common Stock are held by a large number of retail stockholders, and that a number of large brokers have previously announced that they were eliminating the practice of discretionary voting of uninstructed shares on some or all matters identified as “routine” under the rules and guidance of applicable stock exchanges, such as the reverse stock split (Proposal 1), which proposal must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares. We believe that approving this reverse stock split proposal and giving authorization to the Board to determine, at its discretion, whether to effect the reverse stock split, as described in this Proposal 1, is important to the Company and in the Company’s and our stockholders’ best interests. We determined to provide the investor that purchased the Series A Preferred Stock with the negotiated terms concerning the rights of the Series A Preferred Stock, to secure sufficient investors who are committed to voting for the reverse stock split proposal (Proposal 1)presented at the Annual Meeting and for Proposal 4.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendment to our Restated Certificate of Incorporation is approved by the Company’s stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the reverse split ratio, within the range approved by the Company’s stockholders. The reverse stock split will become effective at the time of filing of the certificate of amendment with the Secretary of State of the State of Delaware. At the Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the reverse stock split has been effected. If you hold shares of Common Stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of our Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Some stockholders hold their shares of Common Stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our Common Stock for a post-split statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our Common Stock, your post-reverse stock split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post- reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.

Accounting Matters

The reverse stock split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged at the Effective Time of the split, the components that make up the Common Stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-tenth (1/10) and one-fiftieth (1/50) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 1 as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Stock Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal 1 that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including each of the proposed amendment to our Restated Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. Because the proposed amendment to our Restated Certificate of Incorporation provides that the number of authorized shares of Common Stock will remain 400,000,000, the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is so filed, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the number of outstanding shares of our Common Stock after the reverse stock split and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. A relative increase in the number of our authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of Common Stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.

As stated above, the Company has no present intent to use the relative increase in the number of authorized shares of our Common Stock for anti-takeover purposes, and the proposed amendment is not part of a plan by the Board of Directors to adopt a series of anti-takeover provisions; however, if the proposed amendment is approved by the stockholders, then a greater number of shares of our Common Stock would be available for such purpose than is currently available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board of Directors has no present intent to authorize the issuance of additional shares of Common Stock to discourage such efforts if they were to arise.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder’s particular circumstances from an independent tax advisor.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock who is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)

a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that Company capital stock is held as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, banks, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, entities such as partnerships or s-corporations that are treated as “flow-through” entities, or entities that are disregarded as separate from their owners for tax purposes, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction, U.S. expatriates, persons subject to the alternative minimum tax, to persons whose shares constitute “qualified small business stock” for purposes of Code section 1202, or persons who hold their Company capital stock through individual retirement or other tax-deferred accounts. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split;

•	A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor;

•

A U.S. holder’s holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split; and

•

For purposes of the above discussion of the basis and holding periods for shares of Company capital stock, and except as provided therein, holders who acquired different blocks of Company capital stock at different times for different prices must calculate their basis and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

The receipt of cash in lieu of fractional shares of capital stock pursuant to the reverse stock split will be a taxable transaction for U.S. federal income tax purposes. A holder who receives cash in exchange for shares will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares exchanged.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 24%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendment to our Restated Certificate of Incorporation

The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Common Stock and Series A Preferred, voting together and counted as a single class, on the Record Date is required to adopt and approve the amendment to our Restated Certificate to effect the Reverse Stock Split. The holders of Common Stock have the right to cast one vote per share of Common Stock on this proposal. The holders of Series A Preferred Stock have the right to cast 1,000,000 votes per share of Series A Preferred Stock, or an aggregate of 3,000,000,000 votes, on this proposal, provided, that such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock that are voted on this proposal, without regard to abstentions by holders of Common Stock or broker non-votes. As an example, if 60% of the votes cast by holders of Common Stock present, in person or by proxy, and entitled to vote are voted at the Meeting in favor of this proposal, the Company can count 60% of the votes cast by the holders of the Series A Preferred as votes in favor of this proposal. Because the voting standard for Proposal 1 is a majority of the combined voting power of the outstanding shares of Common Stock and Series A Preferred entitled to vote on the proposal, voting together and counted as a single class, abstentions and broker non-votes will, in one sense, have the effect of a vote “AGAINST” the proposal. However, if you prefer that the reverse stock split Proposal 1 not be approved, you should cast your vote against the proposal. Since the Series A Preferred has 1,000,000 votes per share on the reverse stock split Proposal 1 and such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock that are voted on the reverse stock split Proposal 1 at the Meeting, the failure of a share of Common Stock to be voted will effectively have no impact on the outcome of the vote of the Series A Preferred. However, shares of Common Stock voted against Proposal 1 will have the effect of causing the proportion of Series A Preferred voted against the proposal to increase accordingly and vice versa.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the proposed amendment to our Restated Certificate of Incorporation to effect a reverse stock split.

PROPOSAL 2

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.

The terms of the Class II directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the nominating and corporate governance committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are the current Class II members: Ninfa Saunders, Thierry Bernard and John Sperzel. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers. We currently have eight directors on our Board.

It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class II director nominees to the Board of Directors. If a nominee should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

Nominees for Class II Director (term to expire at the 2025 Annual Meeting)

The name of the nominees for Class II directors and certain information about them as of August [●], 2022 is set forth below.

Name	Positions and Offices Held with T2 Biosystems	Director Since	Age
Ninfa Saunders	Director	2020	70
Thierry Bernard	Director	2020	57
John Sperzel	Chairman of the Board, Chief Executive Officer, President and Director	2020	59

Name	Positions and Offices Held with T2 Biosystems	Director Since	Class and Year in Which Term Will Expire	Age
Laura Adams	Director	2021	Class I-2024	66
Robin Toft	Director	2020	Class I-2024	62
Seymour Liebman	Director	2016	Class I-2024	72
David Elsbree	Director	2014	Class III-2023	75
John Cumming	Director	2014	Class III-2023	77

Set forth below are the biographies of each director, as well as a discussion of the particular experience, qualifications, attributes, and skills that led our Board of Directors to conclude that each person nominated to serve or currently serving on our Board of Directors should serve as a director. In addition to the information presented below, we believe that each director meets the minimum qualifications established by the nominating and corporate governance committee of our Board of Directors.

John Sperzel has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2020 and has served as Chairman of our Board of Directors since July 2021. From March 2014 to January 2020, Mr. Sperzel was the Chief Executive Officer, President and a member of the Board of Directors of Chembio Diagnostics, Inc., a point-of-care diagnostics company focused on infectious diseases. From September 2011 to December 2013, Mr. Sperzel was the Chief Executive Officer and President of International Technidyne Corporation, a developer of point-of-care cardiovascular diagnostic testing solutions. Mr. Sperzel received his Bachelor of Science degree in Business Administration/Management from Plymouth State College. Mr. Sperzel’s extensive management experience as a senior executive and his diagnostic company experience contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Laura Adams has served as a member of our Board of Directors since October 2021. Since 1998, Ms. Adams has been Principal at Laura Adams Consulting, a strategic advisory firm serving the healthcare industry. Ms. Adams has served as Special Adviser to the National Academy of Medicine, a non-governmental organization that provides national and international advice on issues relating to digital health, medicine, health policy, and biomedical science, since November 2019. From April 2019 to April 2021 she served as a Catalyst for X4 Health, a company working with healthcare systems to partner with patients and families in new designs of care. From 2001 to 2019 she was the Founder and Chief Executive Officer of The Rhode Island Quality Institute, a center for collaborative innovation that advances health and care information. Ms. Adams received a Bachelor of Science from the University of Northern Colorado and a Masters of Science from the University of Northern Colorado Health Center. Ms. Adams’ extensive knowledge of and experience with digital health and healthcare quality initiatives contributed to our Board of Directors’ conclusion that she should serve as a director of our company.

Robin Toft has served as a member of our Board of Directors since June 2020. Ms. Toft has been employed by the Toft Group Executive Search (a ZRG Company), an executive search firm that focuses on biotechnology, pharmaceutical, diagnostics, medical device, life science tools and healthcare high tech companies since July 2010 and currently serves as President. Prior to the Toft Group Executive Search, Ms. Toft was employed by Sanford Rose Associates – Toft Group from 2006 to 2010. Prior to that, Ms. Toft was employed by Roche Diagnostics, a diagnostics company that manufactures equipment and reagents for research and medical diagnostic applications from January 2003 to November 2005, as Senior Vice President of Commercial Operations. Ms. Toft holds a B.S. in Medical Technology (Clinical Laboratory Science) from Michigan State University. Ms. Toft’s leadership and industry experience contributed to our Board of Directors’ conclusion that she should serve as a director of our company.

Seymour Liebman has served as a member of our Board of Directors since September 2016. Mr. Liebman has been employed by Canon USA, Inc., a leading provider of consumer, business-to-business, and industrial imaging solutions to the United States and to the Latin American and the Caribbean markets, since 1974 and currently serves as the Executive Vice President, Chief Administrative Officer and General Counsel and Senior Managing Executive Officer of Canon Inc., Japan. Mr. Liebman received his J.D. from Touro Law School, his M.S. in mathematics from Rutgers University, his M.S. in accounting from Long Island University and his B.A. in mathematics from Hofstra University. Mr. Liebman’s management and board experience contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Ninfa Saunders has served as a member of our Board of Directors since June 2020. Ms. Saunders served as President and Chief Executive Officer of Navicent Health, the second largest hospital in Georgia from October 2012 to October 2020. Prior to joining Navicent Health, Ms. Saunders served as President and COO of Virtua Health, the largest health system in southern New Jersey, from 2003 to 2012. Dr. Saunders has a Doctorate in Healthcare Administration from the Medical University of South Carolina, a Master’s of Business Administration from Emory University, a Master of Science in Nursing from Rutgers University and a Bachelor of Science in Nursing from Concordia College. Ms. Saunders’ leadership and industry experience contributed to our Board of Directors’ conclusion that she should serve as a director of our company.

Thierry Bernard has served as a member of our Board of Directors since June 2020. Mr. Bernard has been employed by Qiagen NV, a provider of sample and assay technologies for molecular diagnostics, applied testing, and academic and pharmaceutical research since February 2015 and was named Chief Executive Officer in March 2020. From August 2014 to February 2015, Mr. Bernard was employed by Daktari Diagnostics, a point of care diagnostics company, where he served as Chief Executive Officer. From April 1998 to August 2014, Mr. Bernard was employed by bioMérieux, an in vitro diagnostics company, where he served in roles of increasing responsibility, most recently as Corporate Vice President, Global Commercial Operations, Investor Relations and the Greater China Region. He has earned a BS International Economics & Finance from Sciences Po Paris, an MSc Administration & Economics from the College of Europe, an MSc International Economics from the London School of Economics, a DESS Comercio Exterior from Universidad de Barcelona and a degree from the Advanced Management Program (AMP) 177 at Harvard Business School. Mr. Bernard’s extensive knowledge of and experience with diagnostic product companies contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

John W. Cumming has served as a member of our Board of Directors since July 2014 and Lead Independent Director since June 2020. He also serves as a member of the Board of Directors of TransMed7, LLC. Mr. Cumming currently serves as Chief Executive Officer and Managing Director of Cumming & Associates LLC, a strategic advisory firm serving the healthcare industry. From August 2000 until December 2013, Mr. Cumming served in a number of leadership roles at Hologic Inc., a diagnostics company, including as Chief Executive Officer from 2001 through 2009 and again from July 2013 through December 2013, as President from 2001 until 2003, as Chairman of the Board from 2002 until 2007 and again from 2008 through 2011, and as Global Strategic Advisor from 2011 through July 2013. Mr. Cumming attended the University of South Carolina. Mr. Cumming’s extensive knowledge of and experience with diagnostic product companies and expertise as a strategic advisor focused on the healthcare industry contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

David Elsbree has served as a member of our Board of Directors since July 2014. From 1970 until 2004, Mr. Elsbree was employed by Deloitte & Touche, most recently as a senior partner. Mr. Elsbree served in a number of leadership roles in the firm’s high technology practice, including partner-in-charge of the New England High Technology Practice. Mr. Elsbree served on the Board of Directors of Art Technology Group, Inc. from June 2004 until January 2011 and on the board of directors of Acme Packet, Inc. from November 2006 until March 2013. Mr. Elsbree received his B.A. from Northeastern University. Mr. Elsbree’s extensive knowledge of and experience with technology companies and financial expertise contributed to our Board of Directors’ conclusion that he should serve as a director of our company.

Vote Required and Board of Directors’ Recommendation

The directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Broker non-votes and proxies marked to withhold authority with respect to the Class II directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

The proposal for the election of the directors relates solely to the election of the Class II directors nominated by the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of the Class II director nominees listed above.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the Board of Directors (the “audit committee”) has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors recommends that stockholders vote for ratification of this appointment. If this proposal is not approved at the Annual Meeting, the audit committee will reconsider its appointment. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

BDO has audited our financial statements for the fiscal year ended December 31, 2021. We expect a representative of BDO to attend the Annual Meeting and be available to respond to appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

BDO Fees

The following table sets forth fees billed for professional audit services and other services rendered to us by BDO, our independent registered public accounting firm, and its affiliates for the fiscal years ended December 31, 2020 and December 31, 2021.

	Fiscal 2020	Fiscal 2021
Audit Fees	$721,708	$730,265
Tax Fees	49,350	51,975

Total	$771,058	$782,240

Audit Fees. Audit fees consist of fees billed for professional services performed by BDO for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by BDO.

Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the policy of our audit committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our audit committee.

All BDO services and fees in the fiscal year ended December 31, 2021 were pre-approved by our audit committee.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal 3 requires that a majority of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting vote FOR this proposal. Shares that are voted “abstain” will not affect the outcome of this proposal.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of

BDO as our independent registered public accounting firm.

PROPOSAL 4

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the reverse stock split proposal (Proposal 1).

The approval of this proposal requires the affirmative vote of holders of record of a majority of the combined voting power of the outstanding shares of our Common Stock and Series A Preferred Stock present in person (via live webcast) or represented by proxy at the Annual Meeting and entitled to vote on the proposal, voting together and counted as a single class. The holders of Common Stock have the right to cast one vote per share of Common Stock on this proposal. The holders of Series A Preferred Stock have the right to cast 1,000,000 votes per share of Series A Preferred Stock on this proposal; provided, that such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock that are voted on this proposal, without regard to abstentions by holders of Common Stock or any applicable broker non-votes. Abstentions and broker non-votes will not be treated as votes cast in favor of or against the proposal.

The Board of Directors recommends that stockholders vote FOR approval of an adjournment of the Annual Meeting.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of all classes of our voting securities as of August 9, 2022, for: each person known to us to be the beneficial owner of more than five percent of any class of our outstanding voting securities; each of our named executive officers; each of our directors and nominees; and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our voting securities shown as beneficially owned by them.

The table lists applicable percentage ownership based on 337,542,728 shares of our Common Stock outstanding as of August 9, 2022. The number of shares beneficially owned includes shares of our Common Stock that each person has the right to acquire within 60 days of August 9, 2022, except as noted in the footnotes below, including upon the exercise of stock options and vesting of restricted stock units. These stock options and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by any other person.

	Shares Beneficially Owned Title or Class of Securities:
	Common Stock			Preferred Stock
Name of Beneficial Owner	Shares	Percent		Shares	Percent
5% or Greater Stockholders
Lincoln Park Capital Fund, LLC	—	—		3,000	100%
Named Executive Officers and Directors
John Sperzel (1)	2,284,273	*	%
Alec Barclay (2)	646,945	*
Michael Gibbs (3)	562,901	*
John W. Cumming (4)	256,289	*
David B Elsbree (5)	399,675	*
Seymour Liebman (6)	6,378,638	*	%
Thierry Bernard (7)	150,936	*
Dr. Ninfa M. Saunders (7)	150,936	*
Robin Toft (7)	150,936	*
Laura Adams	—	*
All executive officers and directors as a group (12 persons) (8)	11,473,229	*	%

*	Less than 1%.
(1)

Consists of (a) 221,773 shares of Common Stock and (b) options to purchase 2,062,500 shares of Common Stock which Mr. Sperzel has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of August 9, 2022.

(2)

Consists of (a) 181,945 shares of Common Stock and (b) options to purchase 465,000 shares of Common Stock which Mr. Barclay has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of August 9, 2022.

(3)

Consists of (a) 166,651 shares of Common Stock and (b) options to purchase 396,250 shares of Common Stock which Mr. Gibbs has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of August 9, 2022.

(4)

Consists of (a) 132,819 shares of Common Stock and (b) options to purchase 123,470 shares of Common Stock, which Mr. Cumming has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of August 9, 2022.

(5)

Consists of (a) 276,205 shares of Common Stock and (b) options to purchase 123,470 shares of Common Stock which Mr. Elsbree has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of August 9, 2022.

(6)

Based on information set forth in a Schedule 13D filed with the SEC by Canon U.S.A., Inc. on September 21, 2016, this amount includes 6,055,341 shares held by Canon U.S.A., Inc. Mr. Seymour Liebman is the Executive Vice President, Chief Administrative Officer and General Counsel of Canon U.S.A., Inc. and the Senior Managing Executive Officer of Canon Inc., Japan, and Chairman of the Board of BriefCam, a Canon Inc. company and may be deemed to have beneficial ownership of the shares held by Canon U.S.A., Inc. Canon U.S.A., Inc. and Mr. Liebman each disclaim beneficial ownership of the shares held directly or indirectly by Canon U.S.A., Inc., except to the extent of its pecuniary interest therein, if any. In addition, this amount consists of (a) 235,121 shares of Common Stock and (b) options to purchase 88,176 shares of Common Stock which Mr. Liebman has the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of August 9, 2022.

(7)	Consists of 150,936 shares of Common Stock for Mr. Bernard, Ms. Saunders and Ms. Toft.
(8)

Consists of (a) 7,885,613 shares of Common Stock and (b) 3,587,616 shares of Common Stock which our directors and executive officers as a group have the right to acquire pursuant to outstanding stock options which are, or will be, immediately exercisable within 60 days of August 9, 2022.

EXECUTIVE OFFICERS

The following table identifies our executive officers and significant employees and sets forth their current position(s) at T2 Biosystems and their ages as of the date hereof.

Name	Age	Position
John Sperzel	59	President, Chief Executive Officer and Chairman of the Board of Directors
John Sprague	63	Chief Financial Officer
Michael Gibbs, Esq.	51	Senior Vice President and General Counsel
Alec Barclay	41	Senior Vice President and Chief Operations Officer
Roger Smith, PhD	57	Senior Vice President of Science Research and Development
Brett Giffin	64	Chief Commercial Officer

Information concerning John Sperzel, our Chief Executive Officer, may be found above under “Board of Directors”.

John Sprague has served as our Chief Financial Officer since January 2018. Prior to joining our company, Mr. Sprague was Chief Financial Officer at Caliber Imaging & Diagnostics, Inc., a medical technologies company that designs, develops and markets innovative digital imaging solutions that show tissue at the cellular level using in-vivo confocal microscopes designed specifically for imaging skin and other tissues for pathology and life sciences, from February 2017 to January 2018. From 2011 to 2017, Mr. Sprague held various positions at GE Healthcare, with his last assignment serving as Finance Manager of GE’s North American Core Imaging business. Mr. Sprague is a certified public accountant and received his B.S. in accounting from Boston College.

Michael Gibbs, Esq. has served as our Senior Vice President and General Counsel since January 2016. Mr. Gibbs joined our company in December 2014 as Senior Corporate Counsel. From 2011 until he joined our company, Mr. Gibbs was General Counsel for Keystone Dental, Inc., a medical device company focused on dental implants and biomaterials. From 2003 to 2011, Mr. Gibbs was a corporate attorney with the law firm Bingham McCutchen LLP (now Morgan Lewis & Bockius). Prior to joining Bingham McCutchen LLP, he was an officer in the United States Marine Corps, departing with the rank of Major. Mr. Gibbs received his J.D. from Boston College Law School and his B.S. in Political Science from Syracuse University.

Alec Barclay has served as our Senior Vice President, Operations since March 2018. Mr. Barclay joined our company in April 2016 as Vice President of Product Development and Product Management. Prior to joining the Company, Mr. Barclay served as the Director of Hardware and Systems Engineering at Becton Dickinson, a medical technology company that manufactures and sells medical devices, instrument systems, and reagents, within their Genomics division from January 2015 to April 2016. Prior to joining Becton Dickinson, he held various positions within Siemens Healthcare from July 2006 to December 2014, with his last assignment serving as Senior Manager, Lead Systems Integrator. Mr. Barclay received his BSME from Rochester Institute of Technology.

Brett Giffin has served as our Chief Commercial Officer since November 2021. Prior to joining the company, Mr. Giffin served as a Managing Director for Mancini Burfield Edgerton, a retained executive search and management consulting firm focused on life sciences from April 2019 until November 2021. From September 2017 to April 2019, Mr. Giffin was the Chief Executive Officer of Fibronostics, a healthcare technology company developing and commercializing algorithm-based diagnostic tests. From June 2015 to September 2017, Mr. Giffin was the Chief Executive Officer and President of 3SI Systems, LLC, a healthcare technology company offering a novel software and hardware IT based speech recognition workflow system. Mr. Giffin received a Bachelor of Arts degree in Political Science from Christopher Newport University and a Masters degree in Business Administration from the University of Phoenix.

Roger Smith, Ph.D. has served as the Senior Vice President of Science Research and Development since March 2022. Mr. Smith joined our company in January 2014 as Senior Manager of Assay Development. From 2011 until joining our company in 2014 he was Head of Microbiology at Semprus Biosciences, a company focused on the development of novel microbial resistant surfaces for medical devices. From 2007 to 2012 he was Head of Microbial Genetics at the Broad Institute focused on the production of microbial libraries that were used for novel drug discovery. Dr. Smith received his Ph.D. in microbiology from the University of Rochester and completed post-doctoral studies at Harvard Medical School. He has authored numerous scientific publications in the fields of microbiology and medical devices and holds several patents.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

We have adopted a written policy that transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party, must be approved by our audit committee or another independent body of our Board of Directors. All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

Transactions with Related Persons

Based on a review of the transactions and arrangements between us and any related person or related person’s affiliate, we describe below the transactions or arrangements since January 1, 2021 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.

Indemnification Agreements with Executive Officers and Directors. We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and our bylaws include provisions requiring us to indemnify each of our directors and officers to the fullest extent permitted by the DGCL. See the “Limitation of Liability and Indemnification Agreements” section for further details.

Limitation of Liability and Indemnification Agreements We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended.

Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our Board of Directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our Board of Directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors, such executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us and/or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021, Ms. Toft and Mr. Cumming served as a member of our compensation committee. None of these individuals was at any time during the fiscal year ended December 31, 2021 one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K, and none was a former officer of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers and upon any written representations of the Reporting Persons received by us, the Company believes that during and with respect to the fiscal year ended December 31, 2021, there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons, except that one Form 3 for Ms. Adams and one Form 3 for Mr. Giffin were inadvertently filed late.

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, (including Ninfa Saunders, Thierry Bernard, Laura Adams, Seymour Liebman and Robin Toft), except John Sperzel, are independent, as determined in accordance with Nasdaq rules. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our Common Stock. There are no family relationships among any of our directors or executive officers.

Our Board of Directors is currently chaired by John Sperzel, our President and Chief Executive Officer. John Cumming currently serves as our lead director. The lead director’s responsibilities include, but are not limited to: presiding over all meetings of the Board of Directors at which the chairperson is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the chief executive officer and chairperson of the Board. Our Corporate Governance Guidelines further provide flexibility for our Board of Directors to modify our leadership structure in the future as it deems appropriate. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it promotes unified leadership by Mr. Sperzel and allows for a single, clear focus for management to execute the Company’s strategy and business plans. For these reasons and because of the strong leadership of Mr. Sperzel, our Board has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Meetings and Committees. Our Board of Directors held 10 meetings during 2021. The independent directors regularly hold executive sessions at meetings of the Board of Directors. During 2021, each of the directors then in office other than Thierry Bernard attended at least 75% of the aggregate of all meetings of the

Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Continuing directors and nominees for election as directors in a given year are encouraged to attend the annual meeting of stockholders. All directors then serving attended our annual meeting of stockholders in June 2021.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2021, our Board of Directors had three standing committees: audit committee, compensation committee, and nominating and corporate governance committee. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors” page of our website located at http://investors.t2biosystems.com/corporate-governance-highlights, or by writing to our Secretary at our offices at 101 Hartwell Avenue, Lexington, MA, 02421.

Anti-Hedging Policy. Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

Audit Committee.

In 2021, David Elsbree, Ninfa Saunders and Thierry Bernard served on the audit committee, which is chaired by David Elsbree. Our Board of Directors has determined that each member of the audit committee is currently, and was during 2021, “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Rules. Our Board of Directors has designated David Elsbree as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•	appointing, overseeing the independence of, and setting the compensation of our independent auditor;

•	overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures;

•	coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures;

•	discussing our risk management and risk assessment policies;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

•	reviewing the company’s policies and procedures for reviewing and approving or ratifying any related person transactions;

•	meeting independently with our internal auditing staff, if any, independent auditors and management; and

•	preparing the audit committee report included below.

The audit committee held five meetings during 2021. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Compensation Committee.

In 2021, Robin Toft and John Cumming served on the compensation committee, which is chaired by Robin Toft. Under Nasdaq Rules, we are permitted to phase in our compliance with the independent compensation committee requirements set forth in Nasdaq Rule 5605(d). Our Board of Directors has determined that each member of the compensation committee is currently, and was during 2021, “independent” as that term is defined in the applicable Nasdaq Rules. The compensation committee’s responsibilities include:

•	reviewing and approving, or recommending for approval by our Board of Directors, our Chief Executive Officer’s compensation;

•	reviewing and approving, or recommending for approval by our Board of Directors with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if applicable; and

•	preparing the annual compensation committee report, if applicable.

The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The compensation committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The compensation committee has delegated to our Chief Executive Officer the authority to issue stock options and restricted stock units under our 2014 Incentive Award Plan to certain of our non-officer employees. For information regarding the role of executive officers and compensation consultants in establishing executive and director compensation please refer to “Executive Compensation—Overview” below.

The compensation committee held seven meetings during 2021. The Compensation Committee operates under a written charter adopted by the Board.

Nominating and Corporate Governance Committee.

In 2021, John Cumming and Robin Toft served on the nominating and corporate governance committee, which is chaired by Mr. Cumming. Our Board of Directors has determined that each of them is “independent” as that term is defined in the applicable Nasdaq Rules. The nominating and corporate governance committee’s responsibilities include:

•	recommending to our Board the persons to be nominated for election as directors and to each of the Board committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance guidelines; and

•	overseeing an annual evaluation of the Board of Directors.

The nominating and corporate governance committee held two meetings during 2021.

The nominating and corporate governance committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters—Stockholder Recommendations for Director Nominations.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters—Procedures for Submitting Stockholder Proposals.”

Risk Oversight. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies, including business continuity risks, such as risks relating to the COVID-19 pandemic. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer or Chief Executive Officer reports regularly to the audit committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm, and privately with our Chief Financial Officer or Chief Executive Officer.

Audit Committee Report

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include appointing, overseeing the independence of, and setting the compensation of the independent registered public accounting firm engaged as our independent auditor, BDO; pre-approving all audit and non-audit services to be provided by the independent auditor; overseeing the work of the independent auditor, including through the receipt and consideration of reports from such firm; reviewing and discussing with management and our independent auditor our annual and quarterly financial statements and related disclosures; coordinating the Board’s oversight of our internal control over financial reporting and disclosure controls and procedures; discussing our risk management and risk assessment policies; establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing the company’s policies and procedures for reviewing and approving or ratifying any related person transactions; and meeting independently with our internal auditing staff, if any, independent auditors and management.

The audit committee assists the Board of Directors with the oversight of our financial reporting process. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. BDO is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021 with management and the independent auditor. BDO presented the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The audit committee considered any fees paid to BDO for the provision of non-audit related services and does not believe that these fees compromise BDO’s independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

THE AUDIT COMMITTEE

David Elsbree

Ninfa Saunders

Thierry Bernard

Board Diversity Matrix

The following matrix discloses, as of August [●], 2022, the gender and demographic backgrounds of our Board as self-identified by its members in accordance with Nasdaq Listing Rule 5606.

Board Size:
Total Number of Directors	8

Gender:	Male	Female	Non-binary	Gender Undisclosed
Total Number of Directors	5	3	0	0

Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	5	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Undisclosed	0	0	0	0

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our named executive officers identified below. For 2021, our named executive officers and their positions as of December 31, 2021 were:

•	John Sperzel, Chairman of the Board of Directors, President and Chief Executive Officer;

•	Alec Barclay, Senior Vice President and Chief Operations Officer; and

•	Michael Gibbs, Senior Vice President and General Counsel.

Overview

Our compensation programs are designed to:

•	attract and retain individuals with superior ability and managerial experience;

•	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our stockholders; and

•

increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the company.

Our compensation committee is primarily responsible for establishing and approving, or recommending for approval by the Board of Directors, the compensation for all of our executive officers. The compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves, or recommends for approval by the Board of Directors, all compensation decisions relating to all of our executive officers, including our chief executive officer. The compensation committee typically considers, and during 2021 did consider, recommendations from our chief executive officer regarding the compensation of our executive officers other than himself. Our compensation committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions and has engaged Arnosti Consulting to provide these services. The compensation committee reviewed compensation assessments provided by Arnosti Consulting comparing our executive compensation program to that of a group of peer companies within our industry and met with Arnosti Consulting to discuss compensation of our executive officers, including the chief executive officer, and to receive input and advice. The compensation committee had considered the adviser independence factors required under SEC rules as they relate to Arnosti Consulting and does not believe Arnosti Consulting’s work in 2021 raised a conflict of interest.

Executive Compensation Components

Our executive compensation program consists of base salary, cash incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock units, and a broad-based benefits program. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation. The compensation committee considers a number of factors in setting compensation for its executive officers, including company performance, as well as the executive’s performance, experience, responsibilities and the compensation of executive officers in similar positions at comparable companies.

Base Salary

Our named executive officers receive base salaries to compensate them for the satisfactory performance of their duties to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. For 2021, Mr. Sperzel’s annual base salary was $575,000 (increased from $500,000), Mr. Barclay’s annual base salary was $360,000 (increased from $340,000), and Mr. Gibbs’ base salary was $356,000 (increased from $340,000). Base salary increases were effective March 1, 2021.

Cash Incentive Compensation

Each of our named executive officers is eligible to participate in an annual cash incentive compensation program which provides participants with an opportunity to earn variable cash incentive compensation based on individual and company performance. For 2021, Mr. Sperzel’s target bonus was 100% of his base salary, Mr. Barclay’s target bonus was 60% of his base salary, and Mr. Gibbs’ target bonus was 50% of his base salary.

Objectives for the 2021 annual cash incentive compensation program were established in January 2021 by our compensation committee and generally related to attaining clinical, business development and financing milestones and publication, commercialization and operational goals. The determination of 2021 bonus amounts was based on a non-formulaic assessment of these factors, as well as our compensation committee’s subjective evaluation of our company’s overall performance and each named executive officer’s individual performance and contribution to our company. The compensation committee did not assign specific weights to any elements of our bonus program in determining 2021 bonuses.

After considering these factors, the Board of Directors, based upon the recommendation of our compensation committee, approved bonuses for our named executive officers for 2021 as set forth in the “Non-Equity Incentive Plan Compensation” column of our 2021 Summary Compensation Table.

Equity-Based Compensation

We generally grant stock options and restricted stock unit awards to our employees, including our named executive officers, as the long-term incentive component of our compensation program. We typically grant stock options or restricted stock units to employees when they commence employment with us and may thereafter grant additional options and restricted stock unit awards in the discretion of our Board of Directors. Our stock options granted upon commencement of employment typically vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and in substantially equal monthly installments over the ensuing 36 months, subject to the holder’s continued employment with us. Additional stock options granted after the commencement of employment typically vest in substantially equal monthly installments over 48 months. Our restricted stock unit awards typically vest in substantially equal annual installments over 24 to 36 months, subject to the holder’s continued employment with us. Each restricted stock unit entitles the holder to receive one share of our Common Stock or its cash value upon vesting or a later settlement date. From time to time, our Board of Directors may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees.

We awarded restricted stock unit awards to our named executive officers in 2021 in the following amounts:

Named Executive Officer	February 2021 RSUs Granted (#)(1)
John Sperzel	1,000,000
Alec Barclay	505,464
Michael Gibbs, Esq.	437,158

(1)	The RSUs vest in three substantially equal annual installments occurring on the first three anniversaries of February 24, 2021.

Retirement, Health, Welfare and Additional Benefits

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts and short-and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our named executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as all of our other full-time employees. We make company contributions for participants in the 401(k) plan equal to 50% of the participant’s contribution, up to 2% of the participant’s eligible compensation or $3,000 per year, whichever is lesser.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
John Sperzel,	2021	562,500	2,480,000	—	460,000	3,000	3,505,500
President, Chief Executive Officer and Chairman of the Board of Directors	2020	490,705	—	2,571,384	393,750	3,000	3,458,839
Alec Barclay,	2021	356,667	1,253,551	—	183,600	4,164	1,797,982
SVP and Chief Operations Officer	2020	340,000	25,675	38,621	234,600	952	639,848
Michael Gibbs,	2021	353,333	1,084,152	—	170,880	3,000	1,611,365
SVP and General Counsel	2020	340,000	19,490	29,655	178,500	3,000	570,645

(1)	Amounts in this column represent base salaries earned for 2021 and 2020 rather than 2021 and 2020 annual base salary rates.
(2)

Represents the aggregate grant date fair value of the restricted stock unit awards granted during the given year computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see Note 8 to the audited consolidated financial statements included in this Annual Report on Form 10-K.

(3)

Represents the aggregate grant date fair value of the option awards granted during 2020 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a description of the assumptions used in valuing these awards, see Note 8 to the audited consolidated financial statements included in this Annual Report on Form 10-K.

(4)

Represents awards earned under our annual cash incentive compensation program. For additional information regarding these amounts, see the section titled “Executive Compensation Components—Cash Incentive Compensation” above.

(5)	Except as otherwise indicated, represents Company matching contributions under our 401(k) plan. Mr. Barclay received catch-up contributions under our 401(k) plan in 2021.

Outstanding Equity Awards at Fiscal Year-End Table—2021

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock That Have Not Vested (#)(3)
John Sperzel	01/08/2020	1,437,500	1,562,500	1.15	01/08/2030
	02/24/2021					1,000,000	520,000
Alec Barclay	03/14/2020	56,875	73,125	0.40	03/14/2030
	09/10/2019	150,000	50,000	1.43	09/10/2029
	02/21/2019	42,500	17,500	3.72	02/21/2029
	03/01/2018	84,375	5,625	5.08	03/01/2028
	01/05/2017	15,000	—	5.19	01/05/2027
	09/12/2016	10,000	—	6.79	09/12/2026
	04/25/2016	15,000	—	9.32	04/25/2026
	02/24/2021					505,464	262,841
	03/14/2020					43,333	22,533
	02/21/2019					10,000	5,200
Michael Gibbs	03/24/2020	43,750	56,250	0.39	03/24/2030
	09/10/2019	37,500	12,500	1.43	09/10/2029
	02/21/2019	42,500	17,500	3.72	02/21/2029
	03/01/2018	84,375	5,625	5.08	03/01/2028
	02/09/2017	35,000	—	5.67	02/09/2027
	01/20/2016	60,000	—	9.02	01/20/2026
	12/01/2014	45,000	—	17.01	12/01/2024
	02/24/2021					437,158	227,322
	03/14/2020					33,333	17,333
	02/21/2019					10,000	5,200

(1)

All unvested options for Mr. Sperzel vest in substantially equal monthly installments over the 48 month vesting period from the vesting commencement date. The unvested options for Mr. Barclay and Mr. Gibbs (a) granted on September 10, 2019 vest in substantially equal monthly installments over the 36 month period from the vesting commencement date, and (b) granted on all other dates vest in substantially equal monthly installments over the 48 month period from the vesting commencement date; in each case, subject to Mr. Barclay and Mr. Gibbs’ continued employment with us through the applicable vesting date. The options are subject to potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.

(2)

All unvested restricted stock units for Mr. Sperzel, Mr. Barclay and Mr. Gibbs granted on February 24, 2021 vest in three substantially equal annual installments beginning on February 24, 2022, each subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below. All unvested restricted stock units for Mr. Barclay and Mr. Gibbs granted on March 14, 2020 vest in three substantially equal annual installments beginning on March 14, 2021, each subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below. The unvested restricted stock units for Mr. Barclay and Mr. Gibbs granted on February 21, 2019 vest in three substantially equal annual installments beginning on February 21, 2020, subject to Mr. Barclay’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the sections titled “Employment Letter Agreements with Our Named Executive Officers” and “Potential Payments upon a Change in Control” below.

(3)	Based on the closing price of our Common Stock on December 31, 2021 of $0.52.

Employment Arrangements with Our Named Executive Officers

We have entered into employment and/or severance letter agreements with each of the named executive officers. Certain key terms of these agreements are described below.

John Sperzel. We have entered into an employment agreement with Mr. Sperzel, which provides that if Mr. Sperzel’s employment is terminated by us without cause or by Mr. Sperzel for good reason, in each case, other than on or within 12 months following the date of a change of control, subject to his signing and not revoking a general release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, plus a pro-rata portion of his target annual cash bonus for the calendar year in which the termination occurs, payable at such time as such year’s annual bonus would have been paid had his employment not terminated, and reimbursement for a portion (based on active employee cost sharing rates) of COBRA healthcare premiums for up to 12 months following termination. In the event that Mr. Sperzel’s employment is terminated by us without cause or by Mr. Sperzel for good reason, in each, case on or within 12 months following the date of a change in control, subject to signing and not revoking a release of claims in our favor, he will be entitled to receive 18 months of base salary continuation, plus a pro-rata portion of his target annual cash bonus for the calendar year in which the termination occurs, payable at such time as such year’s annual bonus would have been paid had his employment not terminated, reimbursement for a portion (based on active employee cost sharing rates) of COBRA healthcare premiums for up to 18 months following termination and full accelerated vesting of all equity or equity-based awards held by Mr. Sperzel.

Mr. Sperzel has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Alec Barclay. We have entered into a severance letter agreement with Mr. Barclay, which provides that if Mr. Barclay’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. Barclay resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 12 months. In 2022, we amended and restated the severance letter agreement with Mr. Barclay, which provides that if Mr. Barclay’s employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. Barclay resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards, a pro-rated bonus payment and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 12 months. In addition, if his employment is terminated by us without cause not related to a change in control, or if Mr. Barclay resigns his employment for good reason not related to a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 9 months of base salary continuation and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 9 months.

Mr. Barclay has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Michael Gibbs. We have entered into a severance letter agreement with Mr. Gibbs, which provides that if Mr. Gibbs’ employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. Gibbs resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive six months of base salary continuation, accelerated vesting of all outstanding unvested equity awards and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 12 months. In 2022, we amended and restated the severance letter agreement with Mr. Gibbs, which provides that if Mr. Gibbs’ employment is terminated by us without cause within the three months preceding or the 12 months following a change in control, or if Mr. Gibbs resigns his employment for good reason within the 12 months following a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 12 months of base salary continuation, accelerated vesting of all outstanding unvested equity awards, a pro-rated bonus payment and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 12 months. In addition, if his employment is terminated by us without cause not related to a change in control, or if Mr. Gibbs resigns his employment for good reason not related to a change in control, and he timely executes a release of claims in our favor, he will be entitled to receive 9 months of base salary continuation and reimbursement for a portion (based on active employee cost sharing rates) of healthcare premiums for up to 9 months.

Mr. Gibbs has also entered into a non-compete, non-disclosure and invention assignment agreement with us pursuant to which he has agreed to refrain from disclosing our confidential information indefinitely and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Potential Payments Upon a Change in Control

As described above, under the terms of their individual agreements with the Company, Mr. Sperzel, Mr. Barclay and Mr. Gibbs may become entitled to payments or benefits in connection with certain terminations of employment that occur at specified times around a change in control.

In addition, the agreements governing Mr. Sperzel’s, Mr. Barclay’s and Mr. Gibbs’ unvested stock options and restricted stock units provide for full accelerated vesting if their employment is terminated by us without cause within the three months preceding or the 12 months following a change of control or if they resign for good reason within 12 months following a change in control.

DIRECTOR COMPENSATION

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors during 2021.

Director Compensation Table—2021

	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
John McDonough	38,452	97,541	240,000	375,993
John W. Cumming	94,298	97,541	—	191,839
David B. Elsbree	59,690	87,137	—	146,827
Seymour Liebman	40,000	87,137	—	127,137
Thierry Bernard	49,613	87,137	—	136,750
Dr. Ninfa M. Saunders	49,613	87,137	—	136,750
Robin Toft	59,613	87,137	—	146,750
Laura Adams (6)	8,065	90,098	—	98,163

(1)

Messrs. Elsbree, Liebman, Bernard, Saunders and Toft each elected to receive the $40,000 2021 annual retainer for board service in the form of restricted stock units and, as a result, were each issued 32,258 restricted stock units on January 1, 2021 that vested in a single installment on January 1, 2022. Amounts in this column include the value of the $40,000 2021 annual retainer forgone in lieu of restricted stock units for each of Messrs. Elsbree, Liebman, Bernard, Saunders and Toft.
(2)

Messrs. Elsbree, Liebman, Bernard, Saunders and Toft were granted $87,137 in the form of restricted stock units, and, as a result, were each issued 73,224 restricted stock units on June 25, 2021 that vest in a single installment on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders.

(3)

Mr. Cumming was granted $97,541 in the form of restricted stock units, and, as a result, was issued 81,967 restricted stock units on June 25, 2021 that vest in a single installment on the earlier of the first anniversary of the grant date or the date of the next annual meeting of stockholders.

(4)

Amounts for Mr. McDonough includes the incremental fair value of the accelerated vesting of unvested restricted stock units and the extended exercise period for each director’s outstanding vested options approved by the Board in connection with his resignation.

(5)

Represents amounts paid to Mr. McDonough upon his resignation from the Board of Directors for the aggregate cash retainer he would have received for his service had he continued to serve through the remainder of his term.

(6)	Ms. Adams was elected to the Board of Directors effective October 18, 2021.

The table below shows the aggregated numbers of outstanding option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2021 by each non-employee director.

	Option Awards Outstanding at 2021 Fiscal Year End	Unvested Stock Awards Outstanding at 2021 Fiscal Year End
John McDonough	1,327,661	—
John W. Cumming	123,470	81,967
David B. Elsbree	123,470	105,482
Seymour Liebman	88,176	105,482
Thierry Bernard	—	150,936
Dr. Ninfa M. Saunders	—	150,936
Robin Toft	—	150,936
Laura Adams	—	109,836

We maintain a non-employee director compensation policy pursuant to which all non-employee directors were paid cash compensation as set forth below for 2021:

Annual Retainer ($)
Board of Directors:
All non-employee members	40,000
Additional retainer for Lead Independent Director	40,000
Audit Committee:
Chairperson	20,000
Membership	10,000
Compensation Committee:
Chairperson	15,000
Membership	6,000
Nominating and Corporate Governance Committee:
Chairperson	10,000
Membership	5,000

Annual retainers are earned on a quarterly basis and paid in arrears following the end of each calendar quarter. Retainers are prorated for partial quarters of service. Each director also has the opportunity to elect to be paid the director’s $40,000 annual retainer for board service in the form of restricted stock units that vest in a single installment on January 1 of the following year.

Under the non-employee director compensation policy effective February 24, 2021, each non-employee director initially appointed or elected to the Board of Directors after the effective date of the policy is eligible to receive an initial grant of restricted stock units covering a number of shares equal to one and a half times the number of restricted stock units subject to the last (or concurrent) annual grant for continuing directors. The initial grant vests in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board of Directors. In addition, pursuant to the 2021 policy, each non-employee director who has been serving on the Board of Directors for at least six months as of the date of the annual meeting and will continue to serve following such meeting will be granted an annual grant of restricted stock units, on the date of the annual meeting of stockholders, covering a number of shares equal to (i) (A) $150,000 in the case of the chairman or lead independent director, and (B) $134,000 for all other non-employee directors, divided by (ii) the average daily closing price per share of our shares of Common Stock measured over the 90 calendar days ending on the date of grant, rounded down to the nearest whole share. However, the maximum number of restricted units subject to such annual grant shall not exceed 100,000 restricted stock units (as may be adjusted for stock splits, recapitalizations and the like). The restricted stock units subject to the annual grant vest in a single installment on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors.

In April 2021, following its review of the results of a competitive market analysis performed by Arnosti Consulting, our independent compensation consultant, our Board of Directors approved the amendment of the non-employee director compensation program to provide that the annual equity grant to continuing non-employee directors made on the date of the annual meeting of stockholders will be an award of restricted stock units equal to (A) 81,967 in the case of the Chairman and Lead Independent Director, and (B) 73,224 for all other Non-Employee Directors (which number shall be subject to adjustment in accordance with the Equity Plan in the event of any stock splits, dividends, recapitalizations and the like effected after the Effective Date). The restricted stock units subject to the annual grant will vest in a single installment on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors. The non-employee director compensation program was also amended to provide that the initial non-employee director grant will be an award of restricted stock units covering a number of shares equal to one and a half times the number of restricted stock units subject to the last (or concurrent) annual grant for continuing directors. Such grant shall be made on the date he or she first became a non-employee director. The initial grant vests in substantially equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service on the Board of Directors.

Effective July 23, 2021, John McDonough tendered his resignation as director and Chairman of the Board. Upon Mr. McDonough’s resignation, the Board appointed John Sperzel, the Company’s Chief Executive Officer and President, as Chairman of the Board. In conjunction with his resignation, the Company paid Mr. McDonough $240,000, which represented the aggregate cash retainer that he would have received for his service had he continued to serve through the second quarter of 2024. All of Mr. McDonough’s outstanding options vested in full immediately prior to the resignation and can be exercised until the final expiration date set forth in each respective option agreement. The restricted stock units granted to Mr. McDonough on June 25, 2021 vested in full immediately prior to the resignation

Effective October 18, 2021, Laura Adams was elected to serve as a class I director, to serve on the Board until the 2024 Annual Meeting of Stockholders and until a successor is duly elected and qualified, or until her earlier death, resignation or removal.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights		Weighted Average Exercise Price of Outstanding Options, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	11,740,399	(2)	$4.26	(3)	4,865,211	(4)
Equity compensation plans not approved by security holders (5)	5,249,961	(6)	1.41	(7)	4,375,039

Total	16,990,360		$2.88		9,240,250

(1)

Consists of the 2006 Employee, Director and Consultant Stock Plan, or the 2006 Plan, the 2014 Incentive Award Plan, as amended and restated, or the 2014 Plan, and the Employee Stock Purchase Plan, or ESPP. We ceased issuing new awards under the 2006 Plan when the 2014 Plan became effective.

(2)

Consists of 700,046 outstanding options to purchase shares of our Common Stock under the 2006 Plan, 4,380,870 outstanding options to purchase shares of our Common Stock under the 2014 Plan, and 6,659,483 outstanding restricted stock units under the 2014 Plan.

(3)

Represents the weighted-average exercise price of options under the 2014 Plan and 2006 Plan as of December 31, 2021. Amounts shown do not take into account any restricted stock units awarded under the 2014 Plan, which do not have an exercise price.

(4)

Pursuant to the terms of the 2014 Plan, the number of shares of Common Stock available for issuance under the 2014 Plan automatically increases on January 1 of each year during the current ten year term of the 2014 Plan, beginning on January 1, 2015. The annual increase in the number of shares is currently equal to the lesser of: (a) 4% of our shares of Common Stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year; and (b) such smaller number of shares of Common Stock determined by the Board of Directors. Pursuant to the terms of the ESPP, as amended in August 2020, the aggregate number of shares that may be issued pursuant to rights granted under the ESPP shall be 4,523,944 shares. As of December 31, 2021, a total of 2,623,665 shares of stock were available for issuance under the ESPP, 1,300,000 of which were subject to purchase with respect to the purchase period in effect as of December 31, 2021, which purchase period ends on May 15, 2022.

(5)	Consists of the Inducement Award Plan. See Note 8 to the audited consolidated financial statements included in this Annual Report on Form 10-K for a description of the material features of the plan.
(6)	Consists of 460,992 restricted stock units awarded and 4,788,969 outstanding options to purchase shares of our Common Stock under the Inducement Award Plan.
(7)	Represents the weighted-average exercise price of options under the Inducement Award Plan.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2021, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way,

Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

ANNUAL REPORT ON FORM 10-K

A copy of T2 Biosystems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on August 12, 2022 without charge upon written request addressed to: T2 Biosystems, Inc.; Attention: Secretary; 101 Hartwell Lane; Lexington, MA 02421. A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at www.t2biosystems.com.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the nominating and corporate governance committee should provide the following information to the Chair of the nominating and corporate governance committee, T2 Biosystems, Inc., 101 Hartwell Ave., Lexington, Massachusetts 02421: (a) a brief statement outlining the reasons the nominee would be an effective director for T2 Biosystems; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of T2 Biosystems stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with T2 Biosystems; (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made and (ii) the number of shares of T2 Biosystems stock that the stockholder and any such other beneficial owner beneficially own; and (d) the other information specified in T2 Biosystems’ Bylaws as then in effect. The nominating and corporate governance committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Other Stockholder Proposals

Any stockholder proposing to bring any business other than a director candidate before an annual meeting of stockholders, which business must relate to a proper matter under Delaware law for stockholder action, must provide the following information to the Chair of the nominating and corporate governance committee: (a) a brief description of the business desired to be brought before the annual meeting; (b) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment); (c) the reasons for conducting such business at the annual meeting; (d) the proposing stockholder’s name and record address and the name and address of the beneficial owner of T2 Biosystems shares, if any, on whose behalf the proposal is made; and (e) the other information specified in T2 Biosystems’ Bylaws as then in effect.

Procedure for Submitting Stockholder Proposals

Stockholder proposals, including proposed director nominations, intended to be presented at the 2023 annual meeting of our stockholders must satisfy the requirements set forth in the advance notice provision under our

By-laws. To be timely for the 2023 annual meeting of stockholders, any such proposal must have been delivered in writing to, or mailed and received by, our Corporate Secretary at our principal executive offices no earlier than June 13, 2023, and no later than July 13, 2023. If the date of the 2023 annual meeting of the stockholders is scheduled to take place more than 30 days before or more than 60 days after October 11, 2023, notice by the stockholder must be delivered no earlier than the 120th day prior to the 2023 annual meeting and no later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the 2023 annual meeting date is first made.

In addition, any stockholder proposal, including proposed director nominations, intended to be included in the proxy statement for the 2023 annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than April 23, 2023. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 12, 2022.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Appendix A

Amendment to Restated Certificate of Incorporation of the Company

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

T2 BIOSYSTEMS, INC.

T2 Biosystems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:

That, the Board of Directors of the Company duly adopted resolutions by unanimous written consent in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, recommending and declaring advisable that the Restated Certificate of Incorporation of the Company be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[*] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [*] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such

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certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of capital stock which the Corporation shall have authority to issue is 410,000,000 shares consisting of (a) 400,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”) and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

SECOND:	That, at an annual meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this    day of            , 2022.

T2 BIOSYSTEMS, INC.

By:
John Sperzel President & Chief Executive Officer

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